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                                                                Exhibit 10.38

Bank of America                                         Amendment to Documents


                   AMENDMENT NO. 2 TO BUSINESS LOAN AGREEMENT

        This Amendment No. 2 (the "Amendment") dated as of December 21, 1995, is among Bank of America National Trust and Savings Association (the "Bank") and Calnetics Corporation ("Borrower 1"), Manchester Plastics Co., Inc. ("Borrower 2"), NY-Glass Plastics, Inc. ("Borrower 3") and Agricultural Products, Inc. ("Borrower 4") (Borrower 1, Borrower 2, Borrower 3 and Borrower 4 are sometimes referred to collectively as the "Borrowers" and individually as the "Borrower") .

                                    RECITALS

        A. The Bank and the Borrowers entered into a certain Business Loan Agreement dated as of June 20, 1994, as previously amended (the "Agreement") .

        B.  The Bank and the Borrowers desire to further amend the Agreement.

                                   AGREEMENT

        1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

        2.  Amendments.  The Agreement is hereby amended as follows:

            2.1 In Paragraph 1A.1(a) of the Agreement, the amount "Two Million Five Hundred Thousand dollars ($2,500,000)" is substituted for the amount "Two Million Dollars ($2,000,000)".

            2.2 In Paragraph 1A.2 of the Agreement, the date "December 31, 1996" is substituted for the date "December 30, 1995".

            2.3 Paragraph 1A.3(a) of the Agreement is amended to read in its entirety as follows:

                 "(a)  The interest rate if the Bank's Reference Rate."

            2.4 In Paragraph 2.1(a) of the Agreement, the amount "Two Hundred Thousand Dollars ($200,000)" is substituted for the amount "One Hundred Thirty Thousand dollars ($130,000)".

            2.5 Paragraph 3.2 of the Agreement is amended to read in its entirety as follows:

                 "3.2 RELEASE OF COLLATERAL. If (i) the Borrowers' total liabilities to tangible net worth is less than 1.50:1.00, as evidenced by financial statements of the Borrowers' delivered to the Bank, (ii) there are no defaults hereunder, and (iii) the Bank has received satisfactory evidence that The Bank of California N.A. ("Bank Cal") has released its security interest in all collateral of the Borrowers excluding only the collateral of Borrower 4 securing Borrower 4's reimbursement obligations in respect of a standby letter of credit issued by Bank Cal and subject to Bank Cal's agreement that it may only realize proceeds of receivables up to a maximum of Five Hundred Thousand Dollars ($500,000), then the Bank will release the collateral required under paragraph 3.1 of this Agreement within a reasonable period following receipt of such financial statements and evidence of the release of collateral."


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         2.6  Paragraph 7.5 of the Agreement is amended to read in its entirety as follows:

              "7.5 TOTAL LIABILITIES TO TANGIBLE NET WORTH. To maintain on a consolidated basis, a ratio of total liabilities to tangible net worth not exceeding 3.00:1.00, from and including the date hereof to but excluding the date of any release of collateral under Paragraph 3.2 of this Agreement, and not exceeding 2.00:1.00 thereafter. This ratio will be calculated on the last day of each fiscal quarter of the Borrowers.

              "Total liabilities" means the sum of current liabilities plus long term liabilities."

         2.7 Paragraph 7.6 of the Agreement is amended to read in its entirety as follows:

              "7.6 CASH FLOW RATIO. To maintain quarterly on a consolidated basis, a cash flow of at least 1.25:1.00, as calculated on the last day of each such quarter.

              "Cash flow ratio" means the ratio of cash flow to the aggregate of the current portion of long term debt. "Cash flow" is defined as consolidated net income after taxes, plus depreciation and other net non-cash charges plus the assurance of stock, less gain on sale of assets, dividends, withdrawals, treasury stock purchases and capital expenditures, the sum of which is divided by the aggregate of the current portion of long term debt. This ratio will be calculated at the end of each fiscal quarter, using fiscal year-to-date results on an annualized basis. The current portion of long term debt will be measured as of the last day of the current quarter."

         2.8 Paragraph 7.9 of the Agreement is amended to read in its entirety as follows:

              "7.9 CAPITAL EXPENDITURES. With respect to all Borrowers on an aggregate basis, not to spend or incur obligations (excluding capital leases) to acquire fixed or capital assets for more than Seven Hundred Fifty Thousand Dollars ($750,000) in any single fiscal year."

     3. CONDITIONS. This Amendment will not be effective until the Bank has received the following:

              (a)  A copy of this Amendment, duly executed by Borrower; and

              (b) A written consent to the terms of this Amendment, duly executed by The Bank of California, N.A.

     4. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.


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        This Amendment is executed as of the date stated at the beginning of this Amendment.


BANK OF AMERICA
National Trust and Savings              Calnetics Corporation
  Association

X /s/ Janet K. Trout                    X /s/ Steven L. Strawn
 ---------------------------------        ---------------------------------
By: Janet K. Trout, Vice President      By: Steven L. Strawn, Vice President


                                        X /s/ Clinton G. Geriach
                                          ---------------------------------
                                        By: Clinton G. Geriach, Chairman of
                                            the Board and President


                                        Manchester Plastics Co., Inc.


                                        X /s/ Steven L. Strawn
                                          ---------------------------------
                                        By: Steven L. Strawn, President


                                        X /s/ Clinton G. Geriach
                                          ---------------------------------
                                        By: Clinton G. Geriach
                                            Chairman of the Board


                                        NY-Glass Plastics, Inc.

                                        X /s/ Michael A. Hornak
                                          ---------------------------------
                                        By: Michael A. Hornack, President


                                        X /s/ Clinton G. Geriach
                                          ---------------------------------
                                        By: Clinton G. Geriach
                                            Chairman of the Board


                                        Agricultural Products, Inc.

                                        X /s/ Lon Schultz
                                          ---------------------------------
                                        By: Lon Schultz, President


                                        X /s/ Clinton G. Geriach
                                          ---------------------------------
                                        By: Clinton G. Geriach
                                            Chairman of the Board


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